Exhibit 21

SUBSIDIARIES OF KNIGHT-RIDDER, INC.

Company Name	State of Incorporation
Aberdeen News Company	Delaware
Aboard Publishing, Inc.	Florida
The Beacon Journal Publishing Company	Ohio
Belleville News-Democrat	*
Belton Publishing Company, Inc.	Missouri
Biscayne Bay Publishing, Inc.	Florida
The Bradenton Herald, Inc.	Florida
Cass County Publishing Company, Inc.	Missouri
Circom Corporation	Pennsylvania
Consumer & Community Publishing, Inc.	Delaware
Contra Costa Newspapers, Inc.	California
Cypress Media, Inc.	New York
Cypress Media, LLC	Delaware
Dagren, Inc.	Florida
Detroit Free Press, Incorporated	Michigan
Double A Publishing, Inc.	Florida
Duluth News-Tribune & Herald	*
Fort Worth Star-Telegram	*
The Gables Publishing Company, Inc.	Florida
Grand Forks Herald, Incorporated	Delaware
Gulf Publishing Company, Inc.	Mississippi
Hills Publications, Inc.	California
HLB Newspapers, Inc.	Missouri
Kansas City Star	*
Keltatim Publishing Company, Inc.	Kansas
Keynoter Publishing Company, Inc.	Florida
Knight News Services, Inc.	Michigan
The Knight Publishing Co.	Delaware
Knight Ridder Digital	Delaware
Knight-Ridder International, Inc.	Delaware
Knight-Ridder Investment Company	Delaware
Knight-Ridder Leasing Company	Florida
Knight-Ridder Newspaper Sales, Inc.	New York
Knight Ridder Resources, Inc.	Florida
Knight-Ridder Shared Services, Inc.	Florida
KR Land Holding Corporation	Delaware
KR Net Ventures, Inc.	Delaware
KR Newsprint Company	Florida
KR U.S.A., Inc.	Delaware
KR Video, Inc.	Delaware
KRI Property, Inc.	Florida
Lee’s Summit Journal, Inc.	Missouri
LEXHL Ltd. Partnership	Kentucky
Lexington H-L Services, Inc.	Kentucky
Lexington Press Inc.	Kentucky
The Macon Telegraph Publishing Company	Georgia
Mail Advertising Corporation of Abilene	Texas
Marketplace Advertising, Inc.	Pennsylvania
MediaStream, Inc.	Delaware
The Miami Herald Publishing Company	*
The Monterey County Herald	*
Monterey Newspapers, Inc.	Colorado
News Publishing Company	Indiana
Nittany Printing and Publishing Company	Pennsylvania
Nor-Tex Publishing, Inc.	Texas

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Northwest Publications, Inc.	Delaware
The Observer Transportation Company	North Carolina
Philadelphia Newspapers, Inc.	Pennsylvania
Phillytech, Inc.	Pennsylvania
ProMedia Publishing Company	Delaware
Quad County Publishing, Inc.	Illinois
Richwood, Inc.	Florida
Ridder Publications, Inc.	Delaware
Runways Pub., Inc.	Delaware
The R.W. Page Corporation	Georgia
Sales Results, Inc.	Illinois
St. Paul Pioneer Press	*
San Jose Mercury News, Inc.	California
San Luis Obispo Telegraph-Tribune	*
Star-Telegram Operating, Ltd.	Texas
The State-Record Company, Inc.	Delaware
Sun Publishing Company, Inc.	South Carolina
Tallahassee Democrat, Inc.	Florida
Tribune Newsprint Company	Utah
Twin Cities Newspaper Services, Inc.	Minnesota
Twin Cities Shopper, Inc.	Delaware
Wichita Eagle and Beacon Publishing Company, Inc.	Kansas
Wilkes-Barre Times Leader	*

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* The entity listed is a division, not a legal entity.

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